                                   EXHIBIT 99

                      CCFNB BANCORP, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                      (Dollar Amounts in Thousands)


         The following table sets forth the composition of CCFNB's loan portrolio as of the date indicated:


                                                                   1999          1998         1997         1996        1995
                                                                   ----          ----         ----         ----        ----
Commercial                                                       $ 15,559      $  8,991     $  7,551     $  7,957    $  5,990
Tax Exempt                                                          2,124         2,512        2,591        2,064       1,520
Qualified Municipal Leases                                            173            20            0           35         131
Real Estate-Construction                                            2,509         1,278          637          660         941
Real Estate                                                       102,108        96,742       99,780       96,439      95,293
Personal                                                           12,562         9,461        8,524        8,447       8,058
Credit Cards                                                            0             0          383          441         447
                                                                        -             -          ---          ---         ---
                                                                 $135,035      $119,004     $119,466     $116,043    $112,380
Unamortized Loan Fees net of Costs                                     28            70           97          129         188
Unearned Discount                                                     584           376          324          324         360
                                                                      ---           ---          ---          ---         ---
Loans, Net                                                       $134,423      $118,558     $119,045     $115,590    $111,832
                                                                 --------      --------     --------     --------    --------

         Tbe following table presents the percentage distribution of loans by category as of the date indicated:


                                                                    1999       1998       1997        1996       1995
                                                                    ----       ----       ----        ----       ----
Commercial                                                         11.57%      7.56%      6.32%       6.85%      5.33%
Tax Exempt                                                          1.58%      2.11%      2.17%       1.78%      1.35%
Qualified Municipal Leases                                          0.13%      0.02%      0.00%       0.03%      0.11%
Real Estate-Construction                                            1.87%      1.07%      0.53%       0.57%      0.84%
Real Estate                                                        75.94%     81.29%     83.52%      83.11%     84.80%
Personal                                                            8.91%      7.95%      7.14%       7.28%      7.17%
Credit Cards                                                        0.00%      0.00%      0.32%       0.38%      0.40%
                                                                  ------     ------     ------      ------     ------
Total Loans                                                       100.00%    100.00%    100.00%     100.00%    100.00%




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

     The following table shows the maturity of loans in the specified categories of CCFNB's loan portfolio at December 31, 1999, and the amount of such loans with pretdetermined fixed rates or with floating or adjustable rates:


                                                                                December 31, 1999

                                                                   Maturing          Maturing
                                                 Maturing            After             After           Maturing
                                                  In One           One Year         Five Years           After
                                                   Year             Through           Through             Ten
                                                  Or Less         Five Years         Ten Years           Years             Total
                                                  -------         ----------         ---------           -----             -----
Commercial, Tax Exempt, Qualified Municipal
  Leases, Real Estate, Personal and Credit
  Card Loans                                      $14,118           $22,414           $27,780           $67,602          $131,914
Real Estate-Construction Loans                      2,509                 0                 0                 0             2,509
                                                    -----                 -                 -                 -             -----
Total                                             $16,627           $22,414           $27,780           $67,602          $134,423
                                                  -------           -------           -------           -------          --------
Amount of Such Loans with:
  Predetermined Fixed Rates                       $14,375           $18,958           $ 4,728           $ 3,801          $ 41,862
  Floating or Adjustable Rates                      2,252             3,456            23,052            63,801            92,561
                                                  -------           -------           -------           -------          --------
Total                                             $16,627           $22,414           $27,780           $67,602          $134,423
                                                  -------           -------           -------           -------          --------

     The following table presents a summary of CCFNB's loan loss experience as of the dates indicated:

                                                                          For The Years Ended December 31,
                                                                          --------------------------------
                                                    1999              1998              1997              1996              1995
                                                    ----              ----              ----              ----              ----
Loans Outstanding at End of Period                $134,423          $118,558          $119,045          $115,590          $111,832

Average Loans Outstanding During the Period       $123,185          $116,490          $116,771          $112,341          $110,980

Allowance for Loan Losses:
  Balance, Beginning of Period                    $    955          $    901          $    911          $    912          $    943
Loans Charged Off:
  Commercial and Industrial                             (5)                0               (15)              (19)              (65)
  Real Estate Mortgages                                  0                (8)                0                 0                 0
  Consumer                                             (94)              (63)              (84)             (118)              (38)
  Lease Financing Receivables                            0                 0                 0                 0                 0
  Credit Cards                                          (1)              (12)               (4)               (8)               (4)
                                                  --------          --------          --------          --------          --------
Total Loans Charged Off                               (100)              (83)             (103)             (145)             (107)
Recoveries:
  Commercial and Industrial                              8                 3                 0                17                13
  Real Estate Mortgages                                  0                 8                 0                 0                 0
  Consumer                                              43                34                29                41                 6
  Lease Financing Receivables                            0                 6                 1                 3                12
  Credit Cards                                           1                 8                 3                 3                 3
                                                  --------          --------          --------          --------          --------
Total Recoveries:                                       52                59                33                64                34
                                                  --------          --------          --------          --------          --------

Net Loans Charged Off                                  (48)              (24)              (70)              (81)              (73)
                                                  --------          --------          --------          --------          --------
Provision for Loan Losses                               78                78                60                80                42
                                                  --------          --------          --------          --------          --------
Balance, End of Pierod                            $    985          $    955          $    901          $    911          $    912
                                                  --------          --------          --------          --------          --------


Net Loans Charged Off During the Period
  as a Oercebt if /average Loans
  Outstanding During the Period                       0.04%             0.02%             0.06%             0.07%             0.07%

     The following table presents an allocation of CCFNB's allowance for loan losses as to indicated categories as of the dates indicated:

                                                                      For The Years Ended December 31,
                                                                      --------------------------------
                                                1999              1998              1997              1996              1995
                                                ----              ----              ----              ----              ----
Commercial                                      $270              $202              $ 83              $ 79              $ 73
Real Estate Mortgages                            341               510               516               500               513
Consumer                                          88               196                99                96                53
Credit Cards                                       0                 0                20                20                25
Lease Financing Receivables                        0                 0                 0                 0                 2
Unallocated                                      286                47               183               216               246
                                                 ---                --               ---               ---               ---
Total                                           $985              $955              $901              $911              $912


     The following table presents a summary of CCFNB's nonaccrual, restructured and past due loans as of the date indicated:

                                                                         For The Years Ended December 31,
                                                                         --------------------------------
                                                          1999           1998          1997          1996         1995
                                                          ----           ----          ----          ----         ----
Nonaccrual, Restructured and Past Due Loans:
  Nonaccrual Loans                                     $   199        $   537        $   69        $  109       $   13
  Restructured Loans on Accrual Status                       0              0             0             0            0
  Accrual Loans Past Due 90 Days or More                   157            415           586           329          397
                                                       -------        -------        ------        ------       ------
Total Nonaccrual, Restructured and Past
   Due Loans                                           $   356        $   952       $   655        $  438       $  410

Other Real Estate                                      $     0        $     0       $     0        $    0       $    0

Interest Income That Would Have Been
  Recorded Under Original Terms                        $16,089        $55,411        $6,846        $9,849       $2,266

Interst Income Recorded During the Period              $     0        $ 9,609        $    0        $    0       $  111






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